Exhibit 10.1
DYNEX CAPITAL, INC.
AMENDMENT NO. 2 TO
DISTRIBUTION AGREEMENT
August 3, 2021
J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

JMP Securities LLC
600 Montgomery Street
Suite 1100
San Francisco, CA 94111
JonesTrading Institutional Services LLC
757 Third Avenue 23rd Floor
New York, NY 10017

BTIG, LLC
65 East 55th Street
New York, NY 10022

Ladies and Gentlemen:
Reference is made to the Distribution Agreement, dated June 29, 2018, as amended on May 31, 2019 (the “Distribution Agreement”), by and among Dynex Capital, Inc., a Virginia corporation (the “Company”), J.P. Morgan Securities LLC (“J.P. Morgan”) JMP Securities LLC (“JMP”) and JonesTrading Institutional Services LLC (“JT” and together with J.P. Morgan and JMP, the “Existing Agents”), pursuant to which the Company agreed, in its sole discretion, to issue and sell, from time to time, through the Existing Agents, as agent and/or principal, up to 8,117,622 shares of common stock, par value $0.01 per share, of the Company. All capitalized terms used in this Amendment No. 2 to Distribution Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Distribution Agreement. The Company and the Existing Agents hereby agree as follows:
A.    Amendments to Distribution Agreement. The Distribution Agreement is amended as follows:
        1.    The definitions of the terms “Agent” and “Agents” in the first sentence of the Distribution Agreement are hereby amended to read as follows: “J.P. Morgan Securities LLC, JMP Securities LLC, JonesTrading Institutional Services LLC and BTIG, LLC (each an “Agent” and collectively, the “Agents”)”.
        2.    The definition of “Maximum Number” in the first sentence of the Distribution Agreement is hereby amended to read as follows: “8,117,622 shares”.
        3.    The following subsection shall be added as subsection (ww) to Section 3 of the Distribution Agreement:

(ww) Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
        4.    Section 10 of the Distribution Agreement is hereby amended to include the following subsections following JT’s relevant information in each of the sentences in such section:
    “and (iv) BTIG, LLC, 65 East 55th Street, New York, NY 10022, Email: dblood@btig.com, Attention: Dan Blood”

    “and (iv) Dan Blood, Managing Director, dblook@btig.com”

5.     Section 15 of the Distribution Agreement is hereby amended and restated as follows:

“Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by one party to the other may be made by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).”
B.    Obligations Binding upon BTIG, LLC. BTIG, LLC hereby agrees to be bound by the terms of the Distribution Agreement. BTIG, LLC shall be considered to be an Agent under the Distribution Agreement to the same extent as if it were a party to the Distribution Agreement on the date of the execution thereof.
C.    Prospectus Supplement. The Company shall file a Prospectus Supplement pursuant to Rule 424(b) of the Act reflecting the terms of this Amendment within two business days of the date hereof.

D.    No Other Amendments; References to Distribution Agreement. Except as set forth in Part A above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect. All references to the Distribution Agreement in the Distribution Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Distribution Agreement as amended by this Amendment.
E.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by one party to the other may be made by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).
F.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding among the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 2 to Distribution Agreement and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,
DYNEX CAPITAL, INC.
By: /s/ Stephen J. Benedetti
Name: Stephen J. Benedetti Title: Executive Vice President, Chief Financial Office and Chief Operating Officer

Accepted and agreed to as of the date first above written:
J.P. MORGAN SECURITIES LLC
By: ______________________________
Name: Title:

JMP SECURITIES LLC
By: ______________________________
Name: Title:

JONESTRADING INSTITUTIONAL SERVICES LLC
By: ______________________________
Name: Title:

BTIG, LLC
By: ______________________________
Name: Title: